Exhibit 99.1

Aptar Reports First Quarter Results

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--April 30, 2019--AptarGroup, Inc. (NYSE:ATR) today reported first quarter results for 2019.

First Quarter 2019 Summary

  Reported sales increased 6%
  Core sales, excluding currency and acquisition effects, grew 7%
  Reported earnings per share increased 4% to $0.96 compared to prior year earnings per share of $0.92
  Adjusted earnings per share increased 16% to $1.07 compared to prior year adjusted earnings per share of $0.92 (including comparable exchange rates)
  Reported net income increased 6%
  Adjusted EBITDA increased 15%, despite foreign currency headwinds
  Increased quarterly dividend 6% to $0.36 per share; 2019 will be our 26th consecutive year of paying increased annual dividends

First Quarter Results

For the quarter ended March 31, 2019, reported sales increased to $744 million compared to $703 million in the prior year. Core sales, excluding the negative impact from changes in currency exchange rates and positive acquisition effects, increased approximately 7%.

First Quarter Segment Sales Analysis
(Change Over Prior Year)

	Beauty +		Food +	Total
	Home	Pharma	Beverage	AptarGroup
Core Sales Growth	3%	15%	3%	7%
Acquisitions	1%	13%	11%	6%
Currency Effects (1)	(7%)	(9%)	(4%)	(7%)
Total Reported Sales Growth	(3%)	19%	10%	6%

(1) - Currency effects are approximated by translating last year's amounts at this year's foreign exchange rates.

Commenting on the quarter, Stephan Tanda, President and CEO, said, “We continued to see positive sales momentum. Our Pharma segment had an exceptionally strong quarter with broad-based demand across our portfolio of innovative drug delivery devices. Our other two segments also grew core sales over the prior year and this was in spite of a decrease in custom tooling sales in our Food + Beverage segment. Profit margins also improved over the prior year due to the mix of business, benefits from our business transformation and positive effects of a decline in resin cost.”

Aptar reported earnings per share of $0.96 compared to $0.92 reported a year ago. Current year adjusted earnings per share, excluding restructuring expenses, were $1.07 and up 16% from the prior year adjusted earnings per share, including comparable exchange rates, of $0.92. The current period effective tax rate on adjusted earnings was 30% compared to 27% in the prior year.

Outlook

Commenting on Aptar’s outlook, Tanda said, “We anticipate continued positive product sales growth across most of our markets, although the level of custom tooling sales reported in the second quarter of 2018 is not expected to repeat.”

Aptar expects earnings per share for the second quarter, excluding any restructuring costs, to be in the range of $1.09 to $1.15 and this guidance is based on an effective tax rate range of 29% to 31%. The midrange of this guidance represents an improvement of approximately 7% over the prior year adjusted earnings per share when stated using comparable currency rates. The prior year second quarter effective tax rate on adjusted earnings was 26%.

Share Repurchase Authorization and Cash Dividend

As previously reported, the Board authorized the repurchase of up to $350 million of the Company’s common stock. This new authorization replaces all previous authorizations. Aptar may repurchase shares through the open market, privately negotiated transactions or other programs, subject to market conditions. The Board also increased the quarterly cash dividend by 6% to $0.36 per share. The payment date is May 22, 2019, to stockholders of record as of May 1, 2019. 2019 becomes the 26th consecutive year in which Aptar has paid increased annual dividends to shareholders.

Open Conference Call

There will be a conference call on Wednesday, May 1, 2019 at 8:00 a.m. Central Time to discuss the Company’s first quarter results for 2019. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed for a limited time on the Investor Relations page of the website.

Aptar is a leading global supplier of a broad range of innovative dispensing, sealing and active packaging solutions for the beauty, personal care, home care, prescription drug, consumer health care, injectables, food and beverage markets. Aptar uses insights, design, engineering and science to create innovative packaging technologies that build brand value for its customers, and, in turn, make a meaningful difference in the lives, looks, health and homes of people around the world. Aptar is headquartered in Crystal Lake, Illinois and has over 14,000 dedicated employees in 18 different countries. For more information, visit www.aptar.com.

Presentation of Non-GAAP Information

This press release refers to certain non-GAAP financial measures, including current year adjusted earnings per share and adjusted EBITDA, which exclude the impact of restructuring costs, acquisition costs and purchase accounting adjustments that affected inventory values. Core sales and adjusted earnings per share also neutralize the impact of foreign currency translation effects when comparing current results to the prior year. Non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures provided by other companies. Aptar’s management believes these non-GAAP financial measures provide useful information to our investors because they allow for a better period over period comparison of operating results by removing the impact of items that, in management’s view, do not reflect Aptar’s core operating performance. These non-GAAP financial measures also provide investors with certain information used by Aptar’s management when making financial and operational decisions. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited condensed consolidated statements of income and other information presented herein. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included in the accompanying tables. Our outlook is provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as exchange rates, or reliably predicted because they are not part of the Company's routine activities, such as restructuring and acquisition costs.

This press release contains forward-looking statements, including certain statements set forth under the “Outlook” section of this press release. Words such as “expects,” “anticipates,” “believes,” “estimates,” “future,” “potential” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs as well as assumptions made by and information currently available to us. Accordingly, our actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist in our operations and business environment including, but not limited to: the successful integration of acquisitions; the impact of tax reform legislation including changes in tax rates and other tax-related events or transactions that could impact our effective tax rate; the execution of the business transformation plan; economic conditions worldwide including potential deflationary or inflationary conditions in regions we rely on for growth; political conditions worldwide; significant fluctuations in foreign currency exchange rates; changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; consolidations within our customer or supplier bases; fluctuations in the cost of materials, components and other input costs; the availability of raw materials and components; our ability to successfully implement facility expansions and new facility projects; our ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; volatility of global credit markets; cybersecurity threats that could impact our networks and reporting systems; fiscal and monetary policies and other regulations; direct or indirect consequences of acts of war or terrorism; work stoppages due to labor disputes; and competition, including technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Ks and Form 10-Qs. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(In Thousands, Except Per Share Data)
Consolidated Statements of Income

	Three Months Ended
	March 31,
	2019	2018

Net Sales	$744,460	$703,350
Cost of Sales (exclusive of depreciation and amortization shown below)	469,132	455,822
Selling, Research & Development and Administrative	121,215	112,461
Depreciation and Amortization	47,489	41,175
Restructuring Initiatives	9,530	5,936
Operating Income	97,094	87,956
Other Income/(Expense):
Interest Expense	(9,214)	(8,055)
Interest Income	1,748	2,248
Equity in Results of Affiliates	(95)	(65)
Miscellaneous, net	466	(867)
Income before Income Taxes	89,999	81,217
Provision for Income Taxes	27,000	21,929
Net Income	$62,999	$59,288

Net Income Attributable to Noncontrolling Interests	5	12
Net Income Attributable to AptarGroup, Inc.	$63,004	$59,300
Net Income Attributable to AptarGroup, Inc. per Common Share:
Basic	$1.00	$0.95
Diluted	$0.96	$0.92

Average Numbers of Shares Outstanding:
Basic	62,964	62,128
Diluted	65,349	64,414

AptarGroup, Inc.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
($ In Thousands)
Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
ASSETS

Cash and Equivalents	$217,377	$261,823
Receivables, net	599,561	569,630
Inventories	390,403	381,110
Other Current Assets	122,104	118,245
Total Current Assets	1,329,445	1,330,808
Net Property, Plant and Equipment	1,007,130	991,613
Goodwill	703,709	712,095
Other Assets	375,350	343,219
Total Assets	$3,415,634	$3,377,735

LIABILITIES AND EQUITY

Short-Term Obligations	$81,664	$163,971
Accounts Payable and Accrued Liabilities	542,252	525,199
Total Current Liabilities	623,916	689,170
Long-Term Obligations	1,141,062	1,125,993
Deferred Liabilities	182,942	139,701
Total Liabilities	1,947,920	1,954,864

AptarGroup, Inc. Stockholders' Equity	1,467,396	1,422,556
Noncontrolling Interests in Subsidiaries	318	315
Total Equity	1,467,714	1,422,871

Total Liabilities and Equity	$3,415,634	$3,377,735

AptarGroup, Inc.
Reconciliation of Adjusted EBIT and Adjusted EBITDA to Net Income (Unaudited)
($ In Thousands)

	Three Months Ended
	March 31, 2019

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$744,460	367,659	272,701	104,100	-	-

Reported net income	$62,999
Reported income taxes	27,000
Reported income before income taxes	89,999	24,181	81,258	7,716	(15,690)	(7,466)
Adjustments:
Restructuring initiatives	9,530	8,269	326	510	425
Adjusted earnings before income taxes	99,529	32,450	81,584	8,226	(15,265)	(7,466)
Interest expense	9,214					9,214
Interest income	(1,748)					(1,748)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	106,995	32,450	81,584	8,226	(15,265)	-
Depreciation and amortization	47,489	20,741	15,773	8,465	2,510	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$154,484	$53,191	$97,357	$16,691	$(12,755)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	20.8%	14.5%	35.7%	16.0%

	Three Months Ended
	March 31, 2018

		Beauty +		Food +	Corporate &
	Consolidated	Home	Pharma	Beverage	Other	Net Interest
Net Sales	$703,350	378,173	230,127	95,050	-	-

Reported net income	$59,288
Reported income taxes	21,929
Reported income before income taxes	81,217	26,707	68,292	5,926	(13,901)	(5,807)
Adjustments:
Restructuring initiatives	5,936	5,016	364	315	241
Adjusted earnings before income taxes	87,153	31,723	68,656	6,241	(13,660)	(5,807)
Interest expense	8,055					8,055
Interest income	(2,248)					(2,248)
Adjusted earnings before net interest and taxes (Adjusted EBIT)	92,960	31,723	68,656	6,241	(13,660)	-
Depreciation and amortization	41,175	21,412	11,184	6,498	2,081	-
Adjusted earnings before net interest, taxes, depreciation and amortization (Adjusted EBITDA)	$134,135	$53,135	$79,840	$12,739	$(11,579)	$-

Adjusted EBITDA margins (Adjusted EBITDA / Reported Net Sales)	19.1%	14.1%	34.7%	13.4%

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2019	2018

Income before Income Taxes	$89,999	$81,217

Adjustments:
Restructuring initiatives	9,530	5,936
Foreign currency effects (1)		(5,493)
Adjusted Income before Income Taxes	$99,529	$81,660

Provision for Income Taxes	$27,000	$21,929

Adjustments:
Restructuring initiatives	2,677	1,602
Foreign currency effects (1)		(1,404)
Adjusted Provision for Income Taxes	$29,677	$22,127

Net Income Attributable to Noncontrolling Interests	$5	$12

Net Income Attributable to AptarGroup, Inc.	$63,004	$59,300

Adjustments:
Restructuring initiatives	6,853	4,334
Foreign currency effects (1)		(4,089)
Adjusted Net Income Attributable to AptarGroup, Inc.	$69,857	$59,545

Average Number of Diluted Shares Outstanding	65,349	64,414

Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$0.96	$0.92

Adjustments:
Restructuring initiatives	0.11	0.07
Foreign currency effects (1)		(0.07)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share	$1.07	$0.92

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings and earnings per share using current period foreign currency exchange rates.

AptarGroup, Inc.
Reconciliation of Adjusted Earnings Per Diluted Share (Unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ending
	June 30,
	Expected 2019	2018

Income before Income Taxes		$74,898

Adjustments:
Restructuring initiatives		18,214
Transaction costs related to acquisitions		2,444
Purchase accounting adjustments related to acquired companies' inventory		119
Foreign currency effects (1)		(4,251)
Adjusted Income before Income Taxes		$91,424

Provision for Income Taxes		$19,117

Adjustments:
Restructuring initiatives		4,923
Transaction costs related to acquisitions		628
Purchase accounting adjustments related to acquired companies' inventory		41
Foreign currency effects (1)		(1,214)
Adjusted Provision for Income Taxes		$23,495

Net Income Attributable to Noncontrolling Interests		$(6)

Net Income Attributable to AptarGroup, Inc.		$55,775

Adjustments:
Restructuring initiatives		13,291
Transaction costs related to acquisitions		1,816
Purchase accounting adjustments related to acquired companies' inventory		78
Foreign currency effects (1)		(3,037)
Adjusted Net Income Attributable to AptarGroup, Inc.		$67,923

Average Number of Diluted Shares Outstanding		64,850

Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)		$0.86

Adjustments:
Restructuring initiatives		0.20
Transaction costs related to acquisitions		0.03
Purchase accounting adjustments related to acquired companies' inventory		-
Foreign currency effects (1)		(0.04)
Adjusted Net Income Attributable to AptarGroup, Inc. Per Diluted Share (2)	$1.09 - $1.15	$1.05

(1) Foreign currency effects are approximations of the adjustment necessary to state the prior year earnings per share using foreign currency exchange rates as of March 31, 2019.

(2) AptarGroup’s expected earnings per share range, excluding any restructuring costs, for the second quarter of 2019 is based on an effective tax rate range of 29% to 31%. This tax rate range compares to our second quarter of 2018 effective tax rate of 26% on reported and adjusted earnings per share.

CONTACT:
Investor Relations Contact:
Matt DellaMaria
matt.dellamaria@aptar.com
815-477-0424

Media Contact:
Katie Reardon
katie.reardon@aptar.com
815-477-0424